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Exhibit 10.5

TRADEMARK LICENSE AMENDMENT AND EXTENSION AGREEMENT

        This Amendment and Extension Agreement dated as of August 28, 2003 is by and between Hallmark Cards, Incorporated ("Hallmark") and Crown Media International, LLC ("Crown").

        WHEREAS, Crown and Hallmark have previously entered into that certain Amended and Restated Trademark License Agreement between the parties dated as of December 1, 2000 and amended and extended as of November 30, 2002 (the "License Agreement"); and

        WHEREAS, the parties desire to amend and further extend the term of the License Agreement;

        NOW, THEREFORE, Crown and Hallmark hereby agree as follows

          1.     The term of the License Agreement shall be extended for an additional period terminating on September 1, 2004, subject to any earlier termination pursuant to the terms of the License Agreement.

          2.     Paragraph 5 Approval shall be amended to provide that Submissions shall be directed to the attention of James Welch, or such other person designated by Hallmark from time to time.

          3.     All other terms and conditions of the License Agreement will remain unchanged and in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have executed this Extension Agreement as of the date set forth above.

HALLMARK CARDS, INCORPORATED
By:	/s/ JUDITH WHITAKER
Title:	Executive Vice President
CROWN MEDIA INTERNATIONAL, LLC
By:	/s/ C. STANFORD
Title:	Vice President

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  Exhibit 10.5